UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

AVONDALE INCORPORATED

(Exact name of registrant as specified in its charter)

Georgia	33-68412	58-0477150

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

506 South Broad Street Monroe, Georgia		30655

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 267-2226

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

     At approximately 2:40 AM on Thursday, January 6, 2005, a Norfolk Southern freight train collided with a stationary train parked on a railroad spur near the Company’s manufacturing and administrative facilities in Graniteville, South Carolina. In the resulting derailment, rail cars ended up on the Company’s property and a tanker car was breached, releasing chlorine gas. Due to the release of the toxic and corrosive gas, the surrounding area, including the Company’s adjacent facilities, was evacuated. Nine individuals, six of whom were associates of the Company, were killed by chlorine gas inhalation and many others were injured. Of the more than 60 Company associates hospitalized, all but two have been released, and management is encouraged by the prognosis for their recovery.

     Local, state and federal authorities initially restricted access to the Company’s facilities near the collision site. As the chlorine gas dissipated and removal of the wrecked rail cars began, the Company was allowed to access portions of the affected facilities and begin to determine the extent of damage. Initial indications are that the damage to electrical and electronic components may not be as extensive as feared and start-up of all but one facility is underway. The facilities undergoing start-up include all of the Company’s Apparel Fabrics’ spinning, weaving, dyeing and finishing operations impacted by this event. An evaluation of the remaining plant, which produces the Company’s coated fabric products, is underway.

     A temporary computer center is being erected and equipped for resumption of information systems, which support a majority of manufacturing, finance and administrative functions across the Company as well as telephone systems for the Graniteville facilities. In the meantime, procedures have been implemented to continue business operations while these information systems are being restored. Shipments of finished goods to customers from the Company’s distribution centers outside the Graniteville area were unaffected, and shipments from the Graniteville distribution centers were resumed by Saturday, January 15, 2005.

     The Company continues to evaluate alternatives to mitigate losses stemming from the incident, including shipment of available finished goods inventory and outsourcing of certain manufacturing processes to maximize production during the recovery period. In addition, the Company will pursue claims under its property damage, business interruption and other insurance policies and with third parties.

Forward Looking Statements

     This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements generally preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions. These statements include, among others, statements regarding the damage our facilities may have sustained as a result of the chlorine gas leak and how we intend to mitigate any losses caused by the leak.

     Forward-looking statements reflect management’s current expectations and are not guarantees of performance or outcomes. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements also involve risks and uncertainties, which could cause actual outcomes to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict.

     You should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2005	AVONDALE INCORPORATED
	By:	/s/Jack R. Altherr, Jr.
Jack R. Altherr, Jr.
Vice Chairman and Chief Financial Officer